SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2013

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Company’s Annual Meeting of Shareholders was held on January 9, 2013.

(b)	The following matters were submitted to a vote of shareholders at the 2013 Annual Meeting. In accordance with the Company’s Restated Certificate of Incorporation, other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as a separate class, each Class A share is entitled to one-tenth vote per share, and each Class B share is entitled to one vote per share. The final results reported below reflect such vote.

(i)	The nominees to the Board of Directors were elected based on the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
Class A Albert F. Myers (term expiring 2016)	35,102,668	2,782,779	2,221,300

Class B Kraig H. Kayser (term expiring 2014)	3,966,217	115,784	196,127

Robert H. Maskrey (term expiring 2016)	3,963,359	118,642	196,127

The terms of the following directors continued after the Annual Meeting: Joe C. Green, Robert T. Brady and John R. Scannell (Class B directors with terms expiring in 2014); Raymond W. Boushie (Class A director with a term expiring in 2014); Richard A. Aubrecht, Peter J. Gundermann and William G. Gisel Jr (Class B directors with terms expiring in 2015) and Brian J. Lipke (Class A director with a term expiring in 2015).

(ii)	The Company’s Class A shareholders and Class B shareholders, voting together as a single class, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year based on the following votes:

For, 8,055,626; Against, 181,122; Abstain, 52,054.

(iii)	The Company’s Class A shareholders and Class B shareholders, voting together as a single class, approved an amendment of the Moog Inc. 2008 Stock Appreciation Rights Plan based on the following votes:

For 7,416,709; Against, 345,422; Abstain, 108,414; Broker Non-Votes, 418,257.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: January 11, 2013	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller